UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 28, 2007

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT  06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2007, Timber Hill Europe AG, a subsidiary of IBG LLC (“THE”), and The TP Holdings Limited Partnership, an affiliated entity of Thomas Peterffy (“TP Holdings”), entered into a Claims Purchase Agreement.  Pursuant to the agreement, TP Holdings acquired certain claims arising from an unusual, non-recurring loss that occurred on a German exchange in May 2007.  Under the terms of the agreement, in the event that TP Holdings collects an amount in excess of the purchase price of $37 million plus TP Holdings’ out-of-pocket expenses, TP Holdings will remit such excess amount to THE.  In accordance with the Registrant’s related party transaction policy, the transaction was approved by the Registrant’s audit committee of its board of directors.

Item 2.02. Results of Operations and Financial Condition.

On July 5, 2007, the Registrant issued a press release reporting its preliminary financial results for the second quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information furnished pursuant to this Item 2.02 (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Claims Purchase Agreement dated as of June 28, 2007 by and between Timber Hill Europe AG and The TP Holdings Limited Partnership
99.1	Press Release dated July 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2007

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary